Exhibit 99.2

NEWS

RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PRESENT AT ENERCOM’S 12th OIL AND GAS
CONFERENCE

HOUSTON, TEXAS August 21, 2007 - Geokinetics Inc. (AMEX: GOK) announced that Richard F. Miles, the Company’s President and Chief Executive Officer, and Scott A. McCurdy, the Company’s Vice President and Chief Financial Officer, will participate in the 12th Oil and Gas Conference hosted by Enercom Inc. on Tuesday, August 21, 2007, starting at 5:15 p.m. Mountain Time at the Westin Tabor Center, Denver, CO. The live webcast and presentation materials may be accessed online through Geokinetics’ website at www.geokinetics.com in the Investor Relations section and on The Oil and Gas Conference® website at http://www.theoilandgasconference.com/index.html on the day of the event.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX